Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated August 10, 2001, except for Note 9 which is as of September 5, 2001, which appears in Aastrom Biosciences, Inc.’s Annual Report on Form 10-K for the year ended June 30, 2001. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP PRICEWATERHOUSECOOPERS LLP

Minneapolis, Minnesota
October 22, 2001